UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2019

GEOSPACE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-13601

Texas	76-0447780
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7007 Pinemont Drive, Houston, TX 77040

(Address of principal executive offices, including zip code)

(713) 986-4444

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock , $.01 par value	GEOS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On June 3, 2019, GTC, Inc. (“GTC”), a subsidiary of Geospace Technologies Corporation (the “Company”), entered into a purchase and sale contract (the “Sale Contract”) with Harmony Public Schools, a Texas non-profit corporation, pursuant to which Harmony Public Schools has agreed to purchase from GTC all of the real property located at 7334-7340 Gessner Road, Houston, Texas, for a purchase price of $8,600,000, payable at closing.

The Sale Contract contains customary representations, warranties, covenants, and indemnifications. Closing of the transaction is subject to customary closing conditions, including the completion of due diligence satisfactory to the buyer, and is expected to occur in the fourth quarter of the Company’s fiscal year ending September 30, 2019.

The above Sale Contract is qualified in its entirety by reference to the complete text of the Sale Contract filed as Exhibit 10.1 hereto, which is incorporated by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit 10.1 Commercial Contract – Improved Property, dated June  3, 2019 by and between GTC, Inc. and Harmony Public Schools.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPACE TECHNOLOGIES CORPORATION

Date: June 4, 2019

	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Vice President, Chief Financial Officer & Secretary